Exhibit 3.2

                                     BY-LAWS

                                       OF

                                  MORLEX, INC.

                            (a Colorado corporation)

                                    ARTICLE I

                                  SHAREHOLDERS


          1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by Section 7-106-206 of the Colorado Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

          3. RECORD DATE FOR SHAREHOLDERS. In order to determine the shareholders who are entitled to be given notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. The record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be determined as provided in Section 7-107-104(4) of the Business Corporation Act. A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          5. SHAREHOLDER MEETINGS.

          - TIME The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

          -PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Colorado as the directors shall from time to time fix.

          -CALL. Annual meetings may be called by the directors or the Chairman of tile Board of Directors, if any, the Vice-Chairman of the Board, if any, the President, or the Secretary or by any officer designated by the directors or the President to call the meeting. Special meetings may be called in like manner or upon the call of the holders of not less than 67% of the voting shares outstanding.

          -NOTICE OR ACTUAL, OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be given no fewer than ten nor more than sixty days before the date of the meeting except that, if the number of authorized shares is to be increased, at least thirty days' notice shall be given. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or the Bylaws before or after the date or time stated in the notice as the date or time when any action has occurred or will occur. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is voted upon.

          -SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The shareholders' list shall be available for inspection by any shareholder. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 7-116-102(3) and the provisions of subsections (2) and (3) of Section 7-116-103 of the Business Corporation Act, to copy the list during regular business hours during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          -CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary, is present, the chairman of the meeting shall appoint a secretary of the meeting.

          -PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation, except that the transmitted appointment shall set forth or be transmitted with written evidence from which if can be determined that the shareholder transmitted or authorized the transmission of the appointment. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

          -QUORUM. Unless otherwise provided in the articles of incorporation or the Business Corporation Act, one-third of the voting shares of the Corporation must be represented in person or in proxy to constitute a quorum. Once a share is represented for any purpose at a meeting, including the purpose of determining, that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

          -VOTING. All matters shall be determined by a majority vote of all shareholders who are present or who are represented by proxy, unless a greater number of affirmative votes is required by the articles of incorporation or the Business Corporation Act.

          -TELEPHONIC PARTICIPATION. Unless otherwise prohibited in the articles of incorporation or the Business Corporation Act, any shareholder, may participate in a meeting of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     6. ACTION WITHOUT MEETING. Any action required or permitted by the provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, if all of the shareholders entitled to vote thereon consent to such action in writing in accordance with the procedure prescribed by, Section 7-107-104 of the Business Corporation Act.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. FUNCTIONS GENERALLY -- COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of a Board of Directors. The Board may fix the compensation of directors.

     2. QUALIFICATIONS AND NUMBER. A director shall be a natural person who is eighteen years of age or older. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Colorado. The number of directors shall not be less than three nor more than five. The number of directors may be fixed or changed from time to time, by the shareholders or unless the articles of incorporation shall otherwise provide, by the Board of Directors. If not so fixed, the number shall be three. The number of directors shall never be less than one.

     3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 7-108-106 of the Business Corporation Act. A decrease in the number of directors does not shorten an incumbent directors' term. The term of a director elected to fill a vacancy pursuant to Section 7-108-110(1)(b) or
Section 7-108-110(1)(c) of the Business Corporation Act expires at the next annual shareholder' s meeting at which directors are elected. The term of a director pursuant to Section 7-108-110(l)(a) of the Business Corporation Act shall be the unexpired term of his or her predecessor in office; except that if the director's predecessor had been elected to fill a vacancy pursuant to
Section 7-108-110(l)(b) or Section 7-108-1 10(l)(c) of the Business Corporation Act, the term of a director elected pursuant to Section 7-108-110(l)(a) of the Business Corporation Act shall be the unexpired term of the last predecessor elected by the shareholders. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     4. MEETINGS.

     -TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Colorado at such place as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of any member of the Board, of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or at the direction of the President.

     -NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless; the director, at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

     -QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any director to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     -CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board

     5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 7-108-108 of the Business Corporation Act.

     6. COMMITTEES. Subject to the provisions of Section 7-109-106 of the Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them in accordance with the provisions of Section 7-108-206 of the Business Corporation Act.

     7. ACTION WITHOUT MEETING. Any action required or permitted by the Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to such action in writing in accordance with the provisions of Section 7-108-202 of the Business Corporation Act.

                                   ARTICLE III

                                    OFFICERS

     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. An officer shall be a natural person who is eighteen years of age or older. The same individual may simultaneously hold more than one office in the Corporation.

     A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

     Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary, or any Assistant Secretary or any one or more other officers designated by the Board of Directors shall have the responsibility for preparation and maintenance of the minutes of the directors' and shareholders' meetings and of the other records and information required to be kept by the corporation under Section 7-116-101 of the Business Corporation Act and for authenticating records of the corporation.

     The Board of Directors may remove any officer at any time with or without cause.


                                   ARTICLE IV

                        STATUTORY NOTICES TO SHAREHOLDERS

     The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 7-116-105 and 7 116-106 of the Business Corporation Act.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                                   ARTICLE VI

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law shall require.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change by the Board of Directors.

                                  ARTICLE VIII

                               CONTROL OVER BYLAWS

     The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or a particular Bylaw expressly prohibits the Board of Directors from doing so. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

                         INDEX TO FINANCIAL STATEMENTS

                                                                       Page(s)

Independent Auditors' Report- Successor Auditor                        F - 2.

Independent Auditors' Report - Predecessor Auditor                     F - 3.

Financial Statements:
   Balance Sheets as of December 31, 2000 and 1999                     F - 4.

   Statements of Operations for the Years Ended
     December 31, 2000 (the Cumulative Period During
     the Development Stage) and 1999                                   F - 5.

   Statement of Changes in Shareholders' Equity (Deficit)
     for the Years Ended December 31, 2000 (the Cumulative
     Period During the Development Stage) and 1999                     F - 6.

   Statements of Cash Flows for the Years Ended December
     31, 2000 (the Cumulative Period During the Development
     Stage) and 1999                                                   F - 7.

Notes to Financial Statements                                          F - 8.

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Morlex, Inc.
Melville, New York


We have audited the accompanying balance sheet of Morlex, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Morlex, Inc., a development stage company, as of December 31, 2000, and the results of its operations, changes in shareholders' equity (deficit) and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               ----------------------------
                                               LAZAR LEVINE & FELIX LLP

New York, New York
March 12, 2001

                                SCOTT & GUILFOYLE
                          CERTIFIED PUBLIC ACCOUNTANTS
                            5 DAKOTA DRIVE, SUITE 206
                             LAKE SUCCESS, NY 11042
                                 (516) 775-9600

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Morlex, Inc. (formerly America OnLine, Inc.)

We have audited the accompanying balance sheet of Morlex, Inc. (formerly America OnLine, Inc.) as of December 31, 1999 and the statement of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morlex, Inc. (formerly America OnLine, Inc.), at December 31, 1999, and the related statements of operations, changes in shareholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Lake Success, NY
February 23, 2000

                                  MORLEX, INC.
                         (A Development Stage Company)
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                                                                2000                       1999
                                                                             -----------               ------------

                                   - ASSETS -
CURRENT ASSETS:
     Cash                                                                    $       683               $      3,101
                                                                             -----------               ------------

TOTAL ASSETS                                                                 $       683               $      3,101
                                                                             ===========               ============



               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
     Accrued expenses                                                        $     1,500               $      1,480
                                                                             -----------               ------------

TOTAL CURRENT LIABILITIES                                                          1,500                      1,480
                                                                             -----------               ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
     Common stock, $.001 par value;  1,000,000 shares  authorized,
       971,765 shares issued and outstanding in 2000 and 1999                        972                        972
     Additional paid-in capital                                                  358,398                    341,898
     Accumulated deficit                                                        (341,027)                  (341,027)
     Deficit accumulated during the development stage                            (18,938)                         -
     Treasury stock, at par - 221,605 shares                                        (222)                      (222)
                                                                             -----------               ------------
                                                                                    (817)                     1,621
                                                                             -----------               ------------

                                                                             $       683               $      3,101
                                                                             ===========               ============






                See accompanying notes to financial statements.

                                  MORLEX, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                        Cumulative During the
                                                                          Development Stage
                                                                           January 1, 2000
                                                                                 to
                                                                          December 31, 2000                1999
                                                                        ---------------------        ---------------
REVENUES                                                                     $          -              $          -
                                                                             -----------               ------------

COSTS AND EXPENSES:
     Professional fees                                                            15,738                      7,594
     Filing fees                                                                   2,772                      6,003
     Other expenses                                                                  428                        470
                                                                             -----------               ------------

                                                                                  18,938                     14,067
                                                                             -----------               ------------

NET LOSS                                                                     $   (18,938)              $    (14,067)
                                                                             ===========               ============

LOSS PER SHARE - BASIC AND DILUTED                                           $      (.03)              $       (.02)
                                                                             ===========               ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                             750,160                    660,116
                                                                             ===========               ============





                See accompanying notes to financial statements.

                                                                 MORLEX, INC.
                                                        (A Development Stage Company)
                                            STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                                   Additional            Accumulated
                                                                Shares           Common stock    Paid-In Capital           Deficit
                                                                --------         ------------    ---------------         -----------
     Balance at December 31, 1998, as restated - see Note 3      827,240         $827             $329,543               $(326,960)
     Capital contributed                                            --            --                 5,000                    --
     Issuance of common stock                                    144,525          145                7,355                    --
     Net loss for the year ended December 31, 1999                  --            --                  --                   (14,067)
                                                                 -------         ----             --------               ---------

     Balance at December 31, 1999                                971,765          972              341,898                (341,027)
     Capital contributed                                            --            --                16,500                    --
     Net loss for the year ended December 31, 2000                  --            --                  --                      --
                                                                 -------         ----             --------               ---------

     Balance at December 31, 2000                                971,765         $972             $358,398               $(341,027)
                                                                 =======         ====             ========               =========





                                                                  Deficit
                                                            Accumulated During                                        Total
                                                              the Development            Treasury                  Shareholders
                                                                   Stage                   stock                 Equity (Deficit)
                                                            -----------------            --------                ----------------

     Balance at December 31, 1998, as restated - see Note 3     $   --                    $(222)                    $  3,188
     Capital contributed                                            --                     --                          5,000
     Issuance of common stock                                       --                     --                          7,500
     Net loss for the year ended December 31, 1999                  --                     --                        (14,067)
                                                                --------                  -----                     --------

     Balance at December 31, 1999                                   --                     (222)                       1,621
     Capital contributed                                            --                     --                         16,500
     Net loss for the year ended December 31, 2000               (18,938)                  --                        (18,938)
                                                                --------                  -----                     --------

     Balance at December 31, 2000                               $(18,938)                 $(222)                    $   (817)
                                                                ========                  =====                     ========






                See accompanying notes to financial statements.

                                            MORLEX, INC.
                                    (A Development Stage Company)
                                      STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                           Cumulative During the
                                                             Development Stage
                                                              January 1, 2000
                                                                     to
                                                             December 31, 2000            1999
                                                           ---------------------     ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $   (18,938)           $ (14,067)
     Increase in accrued expenses                                         20                1,004
                                                                 -----------            ---------

        Net cash used by operating activities                        (18,918)             (13,063)
                                                                 ------------           ----------


CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital contributed                                              16,500                5,000
     Net proceeds from sale of common shares                              -                 7,500
                                                                 -----------            ---------

        Net cash provided by financing activities                     16,500               12,500
                                                                 -----------            ---------


NET DECREASE IN CASH                                                  (2,418)                (563)

     Cash at beginning of year                                         3,101                3,664
                                                                 -----------            ---------

CASH BALANCE AT END OF YEAR                                      $       683            $   3,101
                                                                 ===========            =========


                See accompanying notes to financial statements.

                                  MORLEX, INC.
                         (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 -  DESCRIPTION OF COMPANY:

          Morlex, Inc., the Company, was incorporated under the laws of the State of Colorado on April 23, 1986. The primary activity of the Company was to seek merger or acquisition candidates. In January 1987, the Company, in a stock-for-stock exchange acquired America OnLine, Inc., a then wholly-owned subsidiary of Info Source Information Service, Inc. The Company simultaneously changed its name to America OnLine, Inc. ("AOL #1"). AOL #1 was never affiliated with the well-known company of the same name. On December 28, 1992, the Company terminated the business of AOL #1 and has had no active business operations since. On May 15, 1998, the name of the Company was changed back to Morlex, Inc. The Company is currently seeking potential business opportunities.

          As shown in the financial statements, the Company incurred net losses, has negative working capital and has an accumulated a deficit of $359,965 as of December 31, 2000. It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern. As of the date of this report, management has not developed a formal plan to raise funds for either the Company's short or long term needs.

          In accordance with Statement of Financial Accounting Standards No. 7, the Company is being treated as a development stage company since January 1, 2000, the date the Company began devoting substantially all of their efforts to establish a new business.


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies considered particularly significant.

     (a)  Use of Estimates:

          In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b)  Statements of Cash Flows:

          For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

     (c)  Net Loss Per Common Share:

          Basic loss per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options.

                                  MORLEX, INC.
                         (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          (d)  Reclassifications:

               Certain balances in 1999 have been reclassified to conform to the presentation adopted in 2000.


NOTE 3 -  SHAREHOLDERS' EQUITY:

          On December 5, 2000, the shareholders of the Company, approved a reverse stock split whereby each issued and outstanding share of common stock, was converted into 0.001927029 of a share of common stock. Stockholders' equity has been restated to give retroactive recognition to the reverse stock split for all periods presented by reclassifying from common stock to additional paid-in capital the par value of the number of shares that were eliminated as a result of the reverse stock split. In addition, all references in the financial statements and notes to the number of shares and per share amounts, have been restated to reflect this reverse stock split.

          On June 14, 1999, the Company filed a Registration Statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 10-SB, pursuant to which the Company sought to register its common stock under the Exchange Act. The Registration Statement became effective on August 14, 1999.

          On August 16, 1999, three officers/directors of the Company each purchased 48,175 shares of common stock in exchange for $2,500 each in cash previously advanced to the Company.

          During 2000 and 1999, the Company received capital contributions of $16,500 and $5,000, respectively from its officers.


NOTE 4 -  INCOME TAXES

          The Company has a net operating loss carryforward of approximately $360,000 expiring principally in 2002 and 2003. However, the Company's ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. A portion of the Company's net operating losses are limited each year to offset future taxable income, if any, due to the change of ownership in the Company's outstanding shares of common stock.